EXHIBIT 10.5

AMENDMENT TO

EXECUTIVE PARTICIPATION AGREEMENT

WHEREAS, Dynegy Inc. (the “Company”) sponsors the Dynegy Inc. Severance Pay Plan, as amended and restated effective October 28, 2015 (the “Plan”) to provide severance benefits to its employees; and
WHEREAS, the Company and Mario E. Alonso (the “Executive”) previously executed an Executive Participation Agreement dated October 28, 2015 (the “Agreement”), which modifies the terms and conditions of the Executive’s participation in the Plan; and
WHEREAS, the Company and the Executive have agreed to amend the Agreement to provide certain additional severance benefits to the Executive by (i) changing the duration of the Initial Term; (ii) providing that the time period to deliver notice of non-renewal at the end of the Initial Term shall be reduced to thirty (30) days; and (iii) providing that delivery of a notice of non-renewal by the Executive prior to the end of the end of the Initial Term shall be treated as a termination of the Executive without Cause by the Company for purposes of the Severance Plan and any then outstanding equity awards held by the Executive; and
WHEREAS, Section 7 of the Agreement allows the Company to amend the Agreement in writing with the Executive’s consent and the terms of each outstanding equity agreement between the Company and the Executive also allow such amendment.
NOW, THEREFORE, effective October 24, 2016, the Company and the Executive hereby agree as follows:

1.	Section 5 of the Agreement is amended, to be and to read as follows:
“5.    Term. The term of this Agreement shall begin on October 28, 2015 and shall continue through May 1, 2018 (the “Initial Term”); provided, however, that beginning on the first day immediately following the expiration date of the Initial Term, and on each subsequent anniversary of such day, such term shall be extended by an additional one (1)-year period (each such period, an “Additional Term”) unless, at least thirty (30) days before the end of the Initial Term or ninety (90) days before the end of any applicable Additional Term, the Company or the Executive shall have given notice to the other party that it or he does not desire to extend the term of this Agreement, in which case, the term of this Agreement shall terminate as of the end of the Initial Term or any Additional Term, as applicable. Delivery by the Company of notice of non-renewal of the Initial Term or an Additional Term, shall be deemed to be a termination without Cause for purposes of the Severance Plan (provided, however, that no circumstance constituting Cause exists at such time of the delivery of such notice of non-renewal), which termination shall be effective as of the last day of the Initial Term or Additional Term, as applicable. In addition, in the event the Executive is not, on or before of April 1, 2016, named to a position with the Company in which he would be subject to the reporting rules under Item 5.02(c) of Form 8-K, then the Executive may elect to deliver a non-renewal to the Company at least thirty (30) days prior to the end of the Initial Term and his termination of employment with the Company shall be deemed to be an Involuntary Termination for purposes of the Severance Plan and any then outstanding equity awards (provided, however, that no circumstance constituting Cause exists at such time of the delivery of such notice of non-renewal), which termination shall be effective as of May 1, 2018.”

EXHIBIT 10.5

2.	The Agreement is amended to add a new Section 11, to be and to read as follows:
“10.     Code Section 409A. Executive acknowledges and agrees that any amounts payable to the Executive under the Plan, the Performance Award Agreements or the Stock Unit Award Agreements shall be subject to Code Section 409A and to the extent such amounts are payable upon a “separation from service”, as described in Treasury Regulation Section 1.409A-1(h), such payments shall be subject to the six (6) month delay rule under Treasury Regulation Section 1.409A-3(i)(2), to the extent required Article VIII of the Plan, the language of which is hereby incorporated by reference into each of the Performance Award Agreements and Stock Unit Award Agreement.”

3.
This Amendment is hereby deemed to be an amendment to each currently outstanding Company equity award held by the Executive on the date hereof to the extent necessary to cause the underlying award agreement to reflect the terms of this Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on this 21st day of October, 2016.
DYNEGY INC.
By: /s/ Normanique Preston
Name: Normanique Preston
Title: Vice President – Human Resources
Date: 10-21-16

MARIO E. ALONSO
By: /s/ Mario Alonso

Date: 10-26-16

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